Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1. Registration Statement (Form S-8 No. 333-232096),

2. Registration Statement (Form S-8 No. 333-211928),

3. Registration Statement (Form S-8 No. 333-211927), and

4. Registration Statement (Form S-8 No. 333-148355);

of our report dated January 13, 2021, with respect to the consolidated financial statements of Volt Information Sciences, Inc. included in this Annual Report (Form 10-K) for the year ended November 1, 2020.

/s/ Ernst & Young LLP

New York, New York
January 13, 2021